SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                              ---------------------

                              PMCC FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

              Delaware                                       11-3404072
(State of incorporation or organization)   (I.R.S. employer identification no.)

                               66 Powerhouse Road
                         Roslyn Heights, New York 11577
              (Address of principal executive offices) (zip code)
                            ------------------------

     Securities to be registered pursuant to Section 12(b) of the Act:

                                                 Name of each exchange
         Title of each class                     on which each class
         to be so registered                     is to be registered
         ----------------------                  ---------------------------

         Common Stock, $.01 par value            American Stock Exchange
                                                   ("AMEX")

                           --------------------------

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A. (c) (1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration  statement  under the  Securities  Act of 1933  pursuant to General
Instruction   A.   (c)   (2),    please   check   the   following   box.   [   ]

                            -------------------------

     Securities to be registered pursuant to Section 12 (g) of the Act:

                                      None
                                (Title of class)

     Item 1. Description of the Registrant's Securities to be Registered

     The information required in response to this item is incorporated by reference to Amendment Number 5 to the Company's Registration Statement on Form S-1, filed as of February 13, 1998, Commission File No. 333-38783.

     Item 2. Exhibits

Exhibit
No.               Description

*3.1     --       Certificate of Incorporation of the Registrant.

*3.2     --       By-laws of the Registrant.

*4.1     --       Specimen certificate for Registrant's Common Stock.

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     Filed as exhibits to the Company's  Form S-1  Registration  Statement  (No.
333-38783).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereto duly authorized.

Dated:            February 13, 1998

                                            PMCC FINANCIAL CORP.



                                       By:  /s/ Ronald Friedman
                                            ---------------------------------
                                            Ronald Friedman
                                            Chief Executive Officer